UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

ZENAS BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42270	93-2749244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

852 Winter Street, Suite 250 Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (857) 271-2954

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2025, Zenas BioPharma, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As previously disclosed in the Company’s Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 28, 2025, Ting (Tim) Xiao did not stand for re-election at the expiration of his term ending at the Annual Meeting, and, accordingly, as of the conclusion of the Annual Meeting Mr. Xiao’s term ended with his resignation from the Board of Directors of the Company, and the size of the Board of Directors was reduced from nine to eight.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal One: The stockholders elected each of the two nominees listed below as Class I directors to serve on the Company’s Board of Directors for a term of three years expiring at the Company’s 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified, based on the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Leon O. Moulder, Jr.	34,077,048	320,261	14	1,467,979
Hongbo Lu, Ph.D.	33,266,315	1,129,869	1,139	1,467,979

Proposal Two: The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025, based on the following votes:

For	Against	Abstain
35,856,550	7,670	1,082

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENAS BIOPHARMA, INC.

By:	/s/ Jennifer Fox
Name: Jennifer Fox
Title: Chief Business Officer and Chief Financial Officer

Date: June 12, 2025